Exhibit 23.2

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A, Amendment No. 2, of Ares Ventures Corp., of our report dated October 14, 2008 on our audit of the financial statements of Ares Ventures Corp. as of September 30, 2008, and the related statements of operations, stockholders' equity and cash flows from inception September 25, 2008 through September 30, 2008, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada
November 21, 2008




                  6490 West Desert Inn Rd., Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501